INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement on Form SB-2 of our report dated July 2, 1999, relating to the financial statements of Sense Holdings, Inc. and Subsidiary for the period July 13, 1998 (Inception) through December 31, 1998, and the reference to our firm under the caption "Experts" in this Registration Statement.


                                       /s/ Feldman Sherb Horowitz & Co., P.C.
                                       --------------------------------------
                                       FELDMAN SHERB HOROWITZ & CO., P.C.
                                       Certified Public Accountants

New York, New York
September 17, 1999